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                                                              EXHIBIT 10.1(v)(1)

                             AMENDMENT NO. 2 TO THE
                                 UNIVERSAL FOODS
                           TRANSITION RETIREMENT PLAN
                     (As Restated Effective October 1, 1998)

            WHEREAS, Universal Foods Corporation d/b/a Sensient Technologies Corporation (the "Company") sponsors the Universal Foods Corporation Transition Retirement Plan, as restated effective October 1, 1998 (the "Plan") for employees of the Company who have satisfied the eligibility requirements of the Plan; and

            WHEREAS, the Company's fiscal year has changed to the calendar year; and

            WHEREAS, the Company has changed its name to Sensient Technologies Corporation, subject to shareholder approval at the annual meeting of shareholders scheduled to be held in April 2001; and

            WHEREAS, the Company wishes to amend the Plan to reflect such changes and other matters relating thereto.

            NOW, THEREFORE, the Plan is hereby amended as follows effective as of the date noted below:

            1. Effective as of November 6, 2000, the Plan shall be known as the:
"Sensient Technologies Transition Retirement Plan".

            2. Effective as of November 6, 2000, Section 1.1 is amended in its entirety to read as follows:

                  "1.1 Name of Plan. The name of the Plan is the Sensient
            Technologies Transition Retirement Plan. It is sometimes referred to herein as the 'Plan'. Prior to November 6, 2000, the Plan was referred to as the Universal Foods Transition Retirement Plan."

            3. Effective as of November 6, 2000, the Plan is amended throughout by replacing each reference to "Universal Foods Retirement Employee Stock Ownership Plan" with "Sensient Technologies Retirement Employee Stock Ownership Plan".

            4. Effective as of November 6, 2000, the Plan is amended throughout by replacing each reference to "UFC Stock" with "STC Stock".

            5. Effective as of November 6, 2000, Section 1.3 is amended by deleting the first sentence thereof and by replacing it with the following: "The Plan was established effective as of September 8, 1988, to provide a supplemental arrangement to protect certain non-highly compensated employees whose benefits under the Sensient Technologies Employees Stock Ownership Plan were projected to be significantly less than the projected benefits they would have received under the applicable defined benefit plan in existence prior to 1988."; and by adding at the end of Section 1.3 a new sentence as follows: "The Plan was further amended
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effective October 1, 2000, to reflect the change in the Plan's Plan Year to a calendar year, and as of November 6, 2000 to reflect the change in the name of the Company."

            6. Effective as of November 6, 2000, Section 1.5 is amended to read as follows:

                  "1.5 Company. The 'Company' means Universal Foods Corporation
            d/b/a Sensient Technologies Corporation, and effective upon approval of the shareholders, to be known as Sensient Technologies Corporation, or any successor by merger, purchase, or otherwise, with respect to its employees or any other company with a United States payroll participating in the Plan as provided in Section 12.1."

            7. Effective as of November 6, 2000, the Plan is amended throughout by replacing each reference to "Universal Foods Corporation" with "the Company".

            8. Effective as of October 1, 2000, Section 2.12 is amended in its entirety to read as follows:

                 "2.12 Highly Compensated Employee.

            (a) For Plan Years beginning prior to October 1, 2000: A 'Highly Compensated Employee' is, for purposes of a Plan Year, any Employee who is a 'highly compensated employee' within the meaning of Section 414(q) of the Internal Revenue Code for such Plan Year. A 'Highly Compensated Employee' shall include any Employee who (i) is a Five Percent (5%) Owner of the Company or an Affiliated Company at any time during either such Plan Year or the prior Plan Year, (ii) received compensation (as defined in Section 9.3 of the Plan) in excess of $80,000 (or such greater amount as adjusted by the Secretary of the Treasury) during the prior Plan Year and, for Plan Years beginning on and after October 1, 1998, was in the top-paid group of employees for such prior Plan Year (consisting of the top twenty percent (20%) of Employees when ranked on the basis of compensation paid during the Plan
                  Year), or (iii) is a former Employee who was a Highly Compensated Employee when such Employee separated from service with the Company or an Affiliated Company or was a Highly Compensated Employee at any time after attaining age 55.

            (b) For Plan Years beginning on and after October 1, 2000: A 'Highly Compensated Employee' is, for purposes of a Plan Year, any Employee who performs service for the Company or an Affiliated Company during the 'determination year' and who is a 'highly compensated employee' within the meaning of Section 414(q) of the Internal Revenue Code for such Plan Year. A 'Highly Compensated Employee' shall include any Employee who
                  (i) is a


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                  Five Percent (5%) Owner of the Company or an Affiliated
                  Company at any time during either the 'look-back year' or the current Plan Year, (including the short Plan Year period of October 1, 2000 through December 31, 2000), (ii) received compensation (as defined in Section 9.3 of the Plan) in excess of $80,000 (or such greater amount as adjusted by the Secretary of the Treasury) during the 'look-back year' (as such term is defined herein) and was in the top-paid group of employees for such 'look-back year' (consisting of the top twenty percent (20%) of Employees when ranked on the basis of compensation paid during the year), or (iii) is a former Employee who was a Highly Compensated Employee when such Employee separated from service with the Company or an Affiliated Company or was a Highly Compensated Employee at any time after attaining age 55.

            (c) For purpose of this Section, the following definitions shall apply:

                  (i) 'determination year' means the Plan Year with respect to which the determination of an individual's status as a 'highly compensated employee' (or as a 'nonhighly compensated employee') is being made.

                  (ii) 'look-back year' means the period of twelve (12) consecutive months immediately preceding the 'determination year' except that for the purposes of determining 'look-back year' data, data for the calendar year beginning with or within the 'look-back' year shall be deemed to be the data for the 'look-back year'."

            9. Effective as of October 1, 2000, Section 2.19 is amended in its entirety to read as follows:

                  "2.19 Plan Year. The period on which records of the Plan are kept. Prior to October 1, 2000, the 'Plan Year' is the twelve (12) consecutive month period commencing on each October 1 and ending the following September 30. The period of October 1, 2000 to December 31, 2000 shall be a short 'Plan Year'. On and after October 1, 2000, the 'Plan Year' is the twelve (12) consecutive month period beginning on January 1 of each year and ending the following December 31."

            10. Effective as of October 1, 2000, Section 4.1(b) is amended in its entirety to read as follows:

            "(b) Notwithstanding paragraph (a) above, for any Participant entitled to share in an allocation for a Plan Year due to meeting the requirements of paragraphs (b) or (c) of Section 4.4, the applicable dollar amount multiplied by a fraction, the numerator of which is the number of nearest completed months (employment on the


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                  fifteenth (15th) day of the month being treated as a full
                  month) and the denominator of which is twelve (12) (three (3) for the short Plan Year beginning on October 1, 2000 and ending December 31, 2000)."

            11. Effective as of October 1, 2000, paragraph (b) of Section 6.3 is amended in its entirety to read as follows:

            "(b) If a Participant incurs a Termination of Employment prior to entitlement to a Vested Balance in accordance with the requirements of Section 6.2, the Nonvested Balance of such former Participant's Company Contribution Account will be treated as a conditional forfeiture on the last day of the Plan Year immediately following a one (1) year Break in Service by such former Participant. If such former Participant is rehired prior to such date, his or her Nonvested Balance shall remain in his or her account and continue to vest in accordance with the terms of the Plan. If such former Participant is rehired after the last day of the Plan Year but prior to a final forfeiture, his or her conditionally forfeited account balance shall be restored from forfeitures or Company contributions to the Plan. The former Participant's Nonvested Balance shall be declared a final forfeiture upon a five (5) year Break in Service after the Employee's Termination of Employment (a six (6) year Break in Service for Terminations of Employment occurring prior to January 1,
                  1999), and the former Participant shall have no rights to restoration of his or her forfeited Nonvested Balance."

            12. Effective as of October 1, 2000, paragraph (a) of Section 9.1 is amended by replacing the reference to "(i) $30,000" with "(i) $30,000 ($7,500 for the Plan Year beginning October 1, 2000 and ending December 31, 2000)".

            13. Effective as of October 1, 2000, Section 9.4 is amended by the addition of the following paragraph to the end thereof:

                  "Notwithstanding the foregoing, on and after October 1, 2000, 'limitation year' shall be defined as the twelve (12) consecutive month period beginning on January 1 of each year and ending the following December 31. The period of October 1, 2000 through December 31, 2000 shall be a short 'limitation year'."

            14. Effective as of November 6, 2000, Appendices I and II are amended throughout by replacing each reference to "Universal Foods Corporation " with "Sensient Technologies Corporation".


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            IN WITNESS WHEREOF, this Amendment has been duly executed this 12th day of December, 2000.

                                         UNIVERSAL FOODS CORPORATION
                                         d/b/a SENSIENT TECHNOLOGIES CORPORATION


                                         By:  /s/: Richard Carney
                                            ------------------------------------


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